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                       PURCHASE AND CONTRIBUTION AGREEMENT


                                     BETWEEN


                       NATIONAL AUTO FINANCE COMPANY, INC.


                                       AND


                      NATIONAL FINANCIAL AUTO FUNDING TRUST


                         ------------------------------


                            DATED AS OF JUNE 29, 1997






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                       PURCHASE AND CONTRIBUTION AGREEMENT
                       -----------------------------------


                  PURCHASE AND CONTRIBUTION AGREEMENT, dated as of June 29, 1997, by and between National Auto Finance Company Inc., a Delaware corporation ("NAFI"), and National Financial Auto Funding Trust, a Delaware business trust ("National Financial").


                              W I T N E S S E T H :

                  In consideration of the mutual covenants herein contained, NAFI and National Financial agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


1.1 Incorporation of Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Sale and Servicing Agreement (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Sale and Servicing Agreement"), dated as of June 29, 1997, by and among National Financial, as Seller, NAFI, as Servicer, Wilmington Trust Company, in its capacity as owner trustee of the National Auto Finance 1997-1 Trust (the "1997-1 Trust"), and Harris Trust and Savings Bank, not in its individual capacity, but solely as Trust Collateral Agent and Backup Servicer (the "Trust Collateral Agent").

                  Other Definitions. When used in this Agreement, the following words and phrases shall have the following meanings:

                  Bankruptcy Event: The occurrence of either of the following with respect to either NAFI or National Financial:

                  (a) a case or other proceeding shall be commenced, without the application or consent of NAFI or National Financial, as applicable,, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of NAFI or National Financial, as applicable,, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for NAFI or National Financial, as applicable, or for any substantial part of its assets, or any similar action with respect to NAFI or National Financial, as applicable, under any law (foreign or domestic) relating to bankruptcy, insolvency, receivership, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 (sixty) days or an order for relief in respect of NAFI or National Financial, as applicable, shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws (foreign or domestic) now or hereafter in effect; or

                  (b) NAFI or National Financial, as applicable, shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, receivership, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for NAFI or National Financial, as applicable, or for any substantial part of its assets, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due.

                  Collection Date: With respect to a Receivable, the date in each Due Period on which a scheduled payment on such Receivable is due.

                  Conveyance:  As defined in Section 2.3(b).

                  Cut-off Date: With respect to an Initial Receivable, the Initial Cut-off Date, and with respect to any Subsequent Receivable, the related Subsequent Cut-off Date.

                  Individual Sold Balance: With respect to any Receivable, the original principal balance of such Receivable reduced by the portion of each payment received thereon before the applicable Cut-off Date that would represent principal if such payments were allocated to the principal of and interest on such Receivable based on the amortization method provided in the Contract.

                  Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Financed Vehicle or the related Obligor.

                  Liquidation Proceeds: With respect to a Liquidated Receivable, all amounts (including without limitation, Insurance Proceeds) realized with respect to such Receivable net of amounts that are required to be refunded to the Obligor on such Receivable; provided however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

                  Master Trust: National Financial Auto Receivables Master
Trust.

                  Purchase Price: As defined in Section 2.1.

                  Receivable: Each motor vehicle retail installment sale contract and security agreement (including any and all rights to receive payments thereunder on and after the applicable Cut-off Date and security interests in the Financed Vehicle securing such contract or note) assigned and transferred to National Financial hereunder as of the Closing Date or a Subsequent Transfer Date and not reassigned, retransferred or otherwise released in accordance herewith, each such Receivable being identified in the Receivable Schedule attached hereto as Schedule 1 or a Receivable Schedule attached to a Transfer Agreement, as applicable.

                  Receivable Assets: The assets sold, transferred, conveyed and assigned by NAFI to National Financial pursuant to this Agreement, which consist of (i) all Receivables identified in the Receivable Schedules attached to the Conveyances delivered hereunder on each Subsequent Transfer Date and all monies received thereon on or after the related Cut-off Date (including amounts due on or before the Cut-off Date but received by NAFI on or after such Cut-off Date);

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(ii) any proceeds and the right to receive proceeds with respect to the the
Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors, including rebates of insurance premiums relating to the Receivables and any proceeds from the liquidation of the Receivables; (iii) all rights against Dealers pursuant to Dealer Agreements or against Originators pursuant to Originator Agreements; (iv) the related Receivables Files and any and all other documents that NAFI keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles; (v) property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Receivable; (vi) all funds on deposit from time to time in the Trust Accounts (less all investments and proceeds thereof), and all rights of the Issuer therein; and (vii) the proceeds of any and all of the foregoing.

                  Receivable Documents: With respect to a Receivable, all Receivable papers and documents (including those contained in the Receivable
File) and all other papers and records (including computerized data) of whatever size or description, whether developed or originated by NAFI, a Dealer, Originator or another Person, required to document the Receivable or to service the Receivable.

                  Receivable File: With respect to a Receivable, the fully executed original of such Receivable; the assignment of such Receivable by a Dealer or Originator to NAFI, the original Title Document or UCC financing statement evidencing that the security interest in a Financed Vehicle granted to NAFI under such Receivable has been perfected under applicable public state law (except for any Title Documents or UCC financing statements not returned from the applicable records office, in which case NAFI will deliver to National Financial, on the Closing Date or the Subsequent Transfer Date, as the case may be, an Officer's Certificate of NAFI indicating that the original of such Title Document has been applied for at, or the original of such UCC financing statement was delivered to, such public office and shows NAFI as the lienholder or secured party and that NAFI will deliver the originals thereof when returned from such office); the original of any assumption agreement or any modification, extension or refinancing agreement; and the original application of the related Obligor to obtain the financing extended by such Receivable.

                  Receivable Schedule: The schedule of Receivables attached hereto as Schedule 1 or attached as Schedule 1 to any Conveyance delivered hereunder, such schedule identifying each Receivable by name of the Obligor and setting forth as to each Receivable its Individual Sold Balance as of the Cut-off-Date, loan number, Receivable Rate, scheduled monthly payment of principal and interest, final maturity date and original principal amount.

                  Unearned Financing Charge: With respect to any Receivable, the amount of the add-on finance charge that, under the term of the Receivable, would be required to be refunded or credited to the related Obligor in accordance with such Receivable if such Receivable were then prepaid in full.

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                                   ARTICLE II

                         PURCHASE SALE AND CONTRIBUTION
                         ------------------------------


2.1 Purchase and Contribution. (a) Subject to and on the terms and conditions set forth herein, NAFI hereby transfers, conveys and assigns, without recourse except as expressly set forth herein, as a contribution of capital to National Financial, all of its right, ittle and interest in and to (i) the Receivables identified on the Receivables Schedule attached hereto as Schedule 1 and all monies received thereon on or after the Initial Cut-off Date (including amounts due on or before the Initial Cut-off Date but received by NAFI on or after the Initial Cut-off Date) and (ii) the other Receivable Assets related thereto.

                  (b) Pursuant to and in connection with the transfer of certain retail installment sale contracts or promissory notes or other financing documents for a new or used motor vehicles and certain other property related thereto by Bankers Trust Company ("Bankers Trust"), as trustee of the National Financial Auto Receivables Master Trust (the "Master Trust") to National Financial Auto Funding Trust II, a Delaware business trust ("Funding Trust II"), under the Assignment Agreement dated as of June 29, 1997 (the "Assignment Agreement"), between Bankers Trust and Funding Trust II, and by Funding Trust II to National Financial under the Sale Agreement dated as of June 29, 1997 (the "Sale Agreement"), between Funding Trust II and National Financial, NAFI hereby transfers, conveys and assigns, without recourse except as expressly set forth herein, all of NAFI's rights against Dealers under the Dealer Agreements and Originators under the Originator Agreements with respect to such retail installment sales contracts, promissory notes or other financing documents, to the extent such rights have not been previously conveyed by NAFI to Funding Trust II and by Funding Trust II to the Master Trust.

                  (c) Subject to and on the terms and conditions set forth herein, NAFI hereby agrees to sell, transfer, convey and assign, without recourse except as expressly provided herein, all of its right, title and interest in and to the Receivable Assets to National Financial on each Subsequent Transfer Date. National Financial agrees to pay to NAFI on each Subsequent Transfer Date as the purchase price (the "Purchase Price") for the Receivable Assets sold hereunder on such date an amount equal to 100% of the Aggregate Principal Balance of the Receivables included in such Receivable Assets as of the related Cut-off Date.

                  (d) NAFI may from time to time during the term of this Agreement and in its sole discretion, elect to contribute capital to National Financial in the form of Receivables and Receivable Assets conveyed hereunder, in an amount equal to the excess of (i) the Principal Balance of Receivables included in Receivable Assets conveyed on any Subsequent Transfer Date over (ii) the amount of the cash Purchase Price paid by National Financial to NAFI on such Subsequent Transfer Date.

2.2. Filings. On or prior to the Closing Date, NAFI shall have filed in the office of the Secretary of State of Florida a UCC financing statement, appropriate under the applicable UCC, to reflect the transfer of the Receivables identified on the Receivable Schedule attached hereto as Schedule 1 and the other Related Assets related thereto by NAFI to National Financial on the

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Closing Date and the Receivable Assets to be transferred from NAFI to National
Financial on any Subsequent Transfer Date and to protect National Financial's interest in the Receivable Assets against all other Persons. NAFI shall thereafter file any appropriate continuation statements in respect thereof.

                  Sales. (a) During the Pre-Funding Period, National Financial shall, to the extent permitted by the Sale and Servicing Agreement, use funds on deposit in the Pre-Funding Account established under the Sale and Servicing Agreement to purchase Subsequent Receivables and other Receivable Assets from NAFI. On or prior to each Subsequent Transfer Date, NAFI shall notify National Financial in writing of the outstanding principal amount of eligible Receivables included in Receivable Assets available to be sold and conveyed by NAFI to National Financial on such Subsequent Transfer Date pursuant to this Agreement, and subject to the terms and conditions of this Agreement, NAFI shall, on the applicable Subsequent Transfer Date, sell and convey to National Financial eligible Receivables and other Receivable Assets having an aggregate outstanding principal amount equal to the amount specified in such written notice. Each Subsequent Transfer Date shall be on the date and at the time and place mutually agreed upon by National Financial and NAFI with the prior written consent of the Insurer. Payment of the Purchase Price for the Subsequent Receivables and other Receivable Assets sold and conveyed on a Subsequent Transfer Date shall be made by National Financial to NAFI. National Financial's obligation to purchase Subsequent Receivables and other Receivable Assets shall be limited by the amount of funds available for such purchase in the Pre-Funding Account pursuant to the Sale and Servicing Agreement and shall be subject to the satisfaction of the conditions in the Sale and Servicing Agreement.

                  (b) On or prior to the Closing Date, NAFI shall (i) deliver to National Financial or such other Person as National shall direct the original motor vehicle retail installment sale contracts, duly endorsed by NAFI and the Receivable Files with respect to each Initial Receivable included in the Receivable Assets then being sold to National Financial, (ii) deliver to National Financial or such other Person as National Financial shall direct cash equal to all payments received by NAFI on such Initial Receivables on or after the Initial Cut-off Date and on or before two Business Days prior to such Initial Transfer Date. Within two Business Days after such Initial Transfer Date, NAFI shall deliver to National Financial or such other Person as National Financial shall direct all other payments received by NAFI on such Initial Receivables on or after the applicable Cut-off Date and on or before the Closing Date. National Financial hereby directs NAFI to deliver the materials referenced in the preceding clause (i) of the second preceding sentence to OFSA, as Custodian, and hereby directs NAFI to remit any payments received by NAFI and referenced in the preceding sentence or in clause (ii) of the second preceding sentence to the Collection Account.

                  (c) On or prior to any Subsequent Transfer Date, NAFI shall
(i) deliver to National Financial a conveyance instrument substantially in the form attached hereto as Exhibit A (a "Conveyance") with respect to the Receivable Assets sold and conveyed hereunder on such Subsequent Transfer Date,
(ii) deliver to National Financial or such other Person as National Financial shall direct the original motor vehicle retail installment sale contracts, duly endorsed by NAFI and the Receivable Files with respect to each Subsequent Receivable included in the Receivable Assets then being sold to National Financial, (iii) deliver to National Financial or such other Person as National

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Financial shall direct cash equal to all payments received by NAFI on such
Subsequent Receivables on or after the applicable Cut-off Date and on or before two Business Days prior to such Subsequent Transfer Date. Within two Business Days after such Subsequent Transfer Date, NAFI shall deliver to National Financial or such other Person as National Financial shall direct all other payments received by NAFI on such Subsequent Receivables on or after the applicable Cut-off Date and on or before such Subsequent Transfer Date. National Financial hereby directs NAFI to deliver the materials referenced in the preceding clause (ii) of the second preceding sentence to OFSA, as Custodian, and hereby directs NAFI to remit any payments received by NAFI and referenced in the preceding sentence or in clause (iii) of the second preceding sentence to the Collection Account.

2.3. No Recourse. Except as specifically provided in this Agreement, the sale and purchase of Receivables and other Receivable Assets under this Agreement shall be without recourse to NAFI; provided that NAFI shall be liable to National Financial for all representations, warranties and covenants made by NAFI pursuant to the terms of this Agreement, it being understood that such obligations of NAFI do not constitute recourse for the credit risk of the Obligors.

2.4. True Sales. NAFI and National Financial intend that the transactions contemplated hereby be true sales of Receivables and other Receivable Assets by NAFI to National Financial providing National Financial with the full benefits of ownership of the Receivables and other Receivable Assets free and clear of any Liens, and neither NAFI nor National Financial intends the transactions contemplated hereby to be, or for a purpose to be characterized as, a loan from National Financial to NAFI. NAFI shall reflect sales of the Receivable Assets hereunder on its balance sheet and other financial statements as sales of assets, and shall treat such sales as sales for all purposes. NAFI will respond to third party inquiries by indicating that the Receivables have been sold.

2.5. Receipt of Payments after Closing Date and Subsequent Transfer Dates. National Financial shall be entitled to all payments received or receivable with respect to any Receivable or Subsequent Receivable sold and conveyed by NAFI to National Financial hereunder that are received on and after the applicable Cut-off Date. If NAFI receives any payment on a Receivable belonging to the Trust, NAFI promptly shall turn such payment over to the Trust Collateral Agent not later than two Business Days after receipt for deposit in the Collection Account.

2.6. Servicing of Receivables. Consistent with National Financial's ownership of the Receivable Assets, National Financial shall have the sole right to service, administer and collect the Receivables, to assign such right and to delegate such right to others. In consideration of National Financial's purchase of the Receivable Assets, NAFI agrees to cooperate fully with National Financial to facilitate the full and proper performance of such duties and obligations for the benefit of National Financial.

2.7. Other Sales. Prior to the end of the Pre-Funding Period, NAFI shall not sell, transfer, convey or assign any motor vehicle retail installment sale contract originated or purchased by it, except as follows: (i) NAFI may sell, transfer, convey and assign any such motor vehicle retail installment sale contract to National Financial pursuant to this Agreement; (ii) NAFI may sell, transfer, convey and assign to any Person, without limitation, any such motor vehicle retail installment sale contract that does not comply with the

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representations and warranties set forth in Section 4.1(b) or, if included in the Trust, would result in a violation of clause (v) of Article III; and (iii) NAFI may sell, transfer, assign and convey such motor vehicle retail installment sale contract to any Person, without limitation, pursuant to a warehouse lending, repurchase or other similar arrangement for the financing of the Receivable Assets pending transfer to NAFI hereunder on the next Subsequent Transfer Date.

2.8. Protection of Title to Interest.

                  (a) NAFI shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of National Financial, the 1997-1 Trust, the Trust Collateral Agent and the Insurer under this Agreement in the Trust Property and in the proceeds thereof. NAFI shall deliver (or cause to be delivered) to National Financial and the Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) NAFI shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by National Financial in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Trust Collateral Agent and the Insurer (so long as an Insurer Default shall not have occurred and be continuing) at least 60 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements as may be required to preserve and protect National Financial's interest in the Receivable Assets, which filings shall be made no later than 30 days after the effective date of any such change.

                  (c) NAFI shall give National Financial, the Trust Collateral Agent and the Insurer at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements as may be required to preserve and protect National Financial's interest in the Receivable Assets, which filings shall be made no later than 30 days after the effective date of any such change. NAFI shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

                  (d) If at any time NAFI proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, NAFI shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such contract has been sold and is owned by the 1997-1 Trust unless such Receivable has been paid in full or repurchased by NAFI, National Financial or the Servicer.

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                  (e) NAFI shall permit National Financial, the Trust Collateral
Agent, the Insurer and their respective agents, at any time to inspect, audit and make copies of and abstracts from NAFI's records regarding any Receivables or any other portion of the Trust Property.

                  (f) NAFI shall furnish to National Financial, the Trust Collateral Agent and the Insurer at any time upon request a list of all Receivables then held as part of the Trust, together with a reconciliation of such list to the Receivable Schedules and to each of the Servicer's statements furnished before such request indicating removal of Receivables from the Trust. The Trust Collateral Agent shall hold any such list and Receivable Schedules for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.


                                   ARTICLE III

                              CONDITIONS PRECEDENT
                              --------------------


                  National Financial's obligation to purchase Receivable Assets hereunder on each Subsequent Transfer Date shall be subject to the execution, delivery and effectiveness of the Sale and Servicing Agreement and the Indenture and the delivery of the purchase price for the Notes to National Financial by the initial purchasers thereof. In addition, the obligation of National Financial to purchase Receivable Assets hereunder on each Subsequent Transfer Date shall be further subject to the satisfaction of the following conditions on or before the Closing Date or such Subsequent Transfer Date, as the case may be:

                         (i) all representations and warranties of NAFI
                    contained in Section 4.1(a) shall be true and correct and all representations and warranties of NAFI in Section 4.1(b) shall be true and correct with respect to the Receivables sold, transferred, conveyed and assigned to National Financial on the Subsequent Transfer Date, in each case, on and as of such Subsequent Transfer Date, as the case may be;

                         (ii) on such Subsequent Transfer Date, NAFI shall have
                    duly completed and executed to National Financial a Conveyance conforming to the requirements of Section 2.03(b) or 2.4(b), as applicable;

                         (iii) on or before such Subsequent Transfer Date, (a)
                    NAFI shall have delivered to National Financial or such other Person as National Financial shall direct the original motor vehicle retail installment sale contract, duly endorsed by NAFI to National Financial, and the Receivable Files that relate to each Receivable included in the Receivable Assets then being sold by NAFI to National Financial and (b) NAFI shall have performed all other obligations then required to be performed by it pursuant to this Agreement, including, without limitation, Sections 2.2 and 2.3 (b) or 2.4(b), as applicable;

                         (iv) no Bankruptcy Event or Servicer Termination Event
                    shall have occurred and be continuing on and as of such Subsequent Transfer Date; 8

                         (v) as of such Subsequent Transfer Date, the
                    Receivables then in the Trust, together with the Subsequent Receivables to be transferred to National Financial on such Subsequent Transfer Date, shall meet the following criteria (computed based on the characteristics of the Subsequent Receivables as of the applicable Subsequent Cut-off Date):
                    (A) the weighted average Interest Rate of the Receivables shall not be less than 18.0%, (B) the weighted average remaining term of the Receivables shall not be greater than 55 months, and (C) not more than 80% of the Aggregate Principal Balance Receivables shall represent loans to finance the purchase of used Financed Vehicles and (D) the final scheduled payment date on the Receivable with the latest maturity shall not be later than October 30, 2002; and

                         (vi) all conditions precedent in Section 2.2 of the
                    Sale and Servicing Agreement to the transfer and assignment of such Subsequent Receivables to the Trust pursuant to the Sale and Servicing Agreement shall have been satisfied.


                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                    -----------------------------------------


         (a) NAFI hereby represents, warrants and covenants to National Financial on and as of the Closing Date and each Subsequent Transfer Date that:

                         (i) NAFI is a Delaware corporation duly organized,
                    validly existing, and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted and shall appoint and employ agents or attorneys in each jurisdiction where it shall be necessary to take action under this Agreement; NAFI has the full power and authority to own its property, to carry on its business as presently conducted, and to execute, deliver and perform this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by NAFI and the consummation of the transaction contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of NAFI (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally); and all requisite corporate action has been taken by NAFI to make this Agreement valid and binding upon NAFI;

                         (ii) NAFI is not required to obtain the consent of any
                    other party or obtain the consent, license, approval or authorization of, or make any registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement except for those which have been obtained;

                         (iii) the consummation of the transactions contemplated
                    by this Agreement will not result in the breach of any term or provision of the bylaws of NAFI or result in the breach of any term or provision of, or conflict with or constitute a default (with or without notice, lapse of time, or both) under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other

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
                    instrument to which NAFI or its property is subject, or result in the violation of any law (including, without limitation, any bulk transfer or similar law), rule, regulation, order, judgment or decree to which NAFI or its property or the Receivables are subject;

                         (iv) no statement, report or other document furnished
                    or to be furnished pursuant to this Agreement or in connection with the transaction contemplated hereby contains or will, when furnished, contain any untrue statement of a material fact or omits or will, when furnished, omit to state a material fact necessary to make the statements contained therein not misleading, in light of the circumstances under which they were made;

                         (v) neither NAFI nor any of its subsidiaries or
                    affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or is subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, the ability of NAFI to perform its obligations under this Agreement;

                         (vi) there are no actions, suits or proceedings pending
                    or, to the knowledge of NAFI, threatened against NAFI, before or by any court, regulatory body, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement, which will, if determined adversely to NAFI, affect the validity or enforceability hereof or materially and adversely affect NAFI's ability to perform its obligations under this Agreement;

                         (vii) NAFI has obtained or made all necessary consents,
                    approvals, waivers and notifications of creditors, lessors and other non-governmental persons, in each case, in connection with the execution and delivery of this Agreement, and the consummation of all the transactions herein contemplated;

                         (viii) NAFI shall not take any action to impair
                    National Financial's rights in any Receivable; and

                         (ix) NAFI is solvent and will not become insolvent
                    after giving effect to the transactions contemplated hereunder and under the Basic Documents; NAFI is paying its debts as they become due; NAFI, after giving effect to the contemplated transactions, will have adequate capital to conduct its business.

                  NAFI shall indemnify National Financial and the Insurer and hold National Financial and the Insurer harmless against any loss and damages resulting from a breach of the representations and warranties set forth in
Section 4.1(a).

                  (b) NAFI hereby represents and warrants to National Financial as of the Closing Date with respect to the Initial Receivables contributed and conveyed to National Financial on the Closing Date by NAFI pursuant to this Agreement and

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

the Initial Receivables sold and conveyed to National Financial on the Closing Date by National Financial Auto Funding Trust II ("Funding Trust II") and as of each Subsequent Transfer Date with respect to the Subsequent Receivables sold and conveyed to National Financial on such Subsequent Transfer Date by NAFI (unless another date or time period is otherwise specified or indicated in the particular representation or warranty):

                         (i) the information regarding such Receivables set
                    forth in the applicable Receivable Schedule or Receivables
                    Schedule is true and correct in all material respects at the applicable Cut-off Date; each Receivable was originated in the United States of America and at the time of origination, materially conformed to all requirements of the NAFI underwriting policies and guidelines then in effect; and no Obligor is the United States of America or any state or any agency, department, subdivision or instrumentality thereof;

                         (ii) immediately prior to the Closing Date or such
                    Subsequent Transfer Date, as the case may be, Funding Trust II or NAFI, as the case may be, had a valid and enforceable security interest in the related Financed Vehicle, and such security interest had been duly perfected and was prior to all other present and future liens and security interests (except future tax liens and liens that, by statute, may be granted priority over previously perfected security interests) that exist or may hereafter arise, and Funding Trust II or NAFI, as applicable, had the full right to assign such security interest to National Financial;

                         (iii) on and after the Closing Date or such Subsequent
                    Transfer Date, as the case may be, there shall exist under the Receivable a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle security under such Receivable (other than, as to the priority of such security interest, any statutory lien arising by operation of law after the Closing Date or the Subsequent Transfer Date, as the case may be, which is prior to such interest) and at such time as enforcement of such security interest is sought there shall exist a valid, subsisting and enforceable first priority perfected security interest in such Financed Vehicle in favor of National Financial or its assigns (other than, as to the priority of such security interest, any statutory lien arising by operation of law after the Closing Date or such Subsequent Transfer Date which is prior to such interest);

                         (iv) as of the Closing Date or such Subsequent Transfer
                    Date, as the case may be, each such Receivable has not been sold, assigned or pledged to any other Person other than an endorsement to the Servicer for purposes of servicing or any such pledge has been released, and immediately prior to the transfer and assignment contemplated by this Agreement or the Sale Agreement, NAFI or National Financial Auto Funding Trust II, as applicable, has good and marketable title to each such Receivable free and clear of any encumbrance, equity, pledge, charge, claim or security interest and is the sole owner thereof and has full right to transfer each such Receivable to National Financial and, upon the transfers pursuant to Article II or the Sale Agreement, as applicable, National Financial will have good and marketable title to each such clear of any encumbrance, lien, pledge, charge, claim, security interest or rights of others; the purchase of each such Receivable by NAFI from a Dealer or Originator was not an extension of financing to such Dealer or Originator. No Dealer or Originator has a participation in, or other right to receive, proceeds of any Receivable. NAFI, Funding Trust II, the Master Trust, National Financial and the Originators have not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related insurance policies, Dealer Agreement or Originator Agreement or to payments due under such Receivable;

                         (v) as of the Closing Date or such Subsequent Transfer
                    Date, as the case may be, no such Receivable is delinquent for more than thirty days in payment as to any scheduled payment;

                         (vi) as of the Closing Date or such Subsequent Transfer
                    Date, as the case may be, there is no lien against any related Financed Vehicle for delinquent taxes;

                         (vii) as of the Closing Date or such Subsequent
                    Transfer Date, as the case may be, there is no right of rescission, offset, defense or counterclaim to the obligation of the related Obligor to pay the unpaid principal or interest due under such Receivable; the operation of the terms of such Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any right of rescission, offset, defense or counterclaim, and no such right of rescission, offset, defense or counterclaim has been asserted;

                         (viii) as of the Closing Date or such Subsequent
                    Transfer Date, as the case may be, each such Receivable is not assumable by another Person in a manner which would release the Obligor thereon from such Obligor's obligations to National Financial with respect to such Receivable;

                         (ix) as of the Closing Date or such Subsequent Transfer
                    Date, as the case may be, there are no prior liens or claims for work, labor or material affecting any related Financed Vehicle which are or may become a lien prior to or equal with the security interest granted by such Receivable;

                         (x) each such Receivable, and the sale of the Financed
                    Vehicle securing such Receivable, where applicable, complied, at the time it was made and as of the Closing Date or related Subsequent Transfer Date, as applicable, in all material respects with applicable state and federal laws (and regulations thereunder), including, without limitation, usury, disclosure and consumer protection laws, equal credit opportunity, fair-credit reporting, truth-in-lending or other similar laws, the Federal Trade Commission Act, and applicable state laws regulating retail installment sales contracts and loans in general and motor vehicle retail installment sales contracts and loans in particular, and the receipt of interest on, and the ownership of, such Receivable by National Financial will not violate any such laws;

                         (xi) each such Receivable is a legal, valid and binding
                    obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement of creditors' rights generally whether enforcement is sought in a proceeding in equity or at law, and all parties to such Receivable had full legal capacity to execute such Receivable and all documents related thereto and to grant the security interest purported to be granted thereby at the time of execution and grant;

                         (xii) as of the Closing Date or such Subsequent
                    Transfer Date, as the case may be, the terms of each such Receivable have not been impaired, waived, altered or modified in any respect, except by written instruments that are part of the Receivable Documents, and no such Receivable has been satisfied, subordinated or rescinded;

                         (xiii) at the time of origination of each such
                    Receivable, the proceeds of such Receivable were fully disbursed, there is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such Receivable have been paid;

                         (xiv) as of the Closing Date or such Subsequent
                    Transfer Date, as the case may be, there is no default, breach, violation or event of acceleration existing under any such Receivable (except payment delinquencies permitted by subparagraph (v) above) and no event which, with the passage of time or with notice or with both, would constitute a default, breach, violation or event of acceleration under any such Receivable or would otherwise affect the value or marketability of such contract; and NAFI, Funding Trust II or the Master Trust have not waived any such default, breach, violation or event of acceleration and as of the applicable Cut-off Date, the related Finance Vehicle has not been repossessed;

                         (xv) at the origination date of each such Receivable,
                    the related Financed Vehicle was covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) and actual cash value of the related Financed Vehicle or (b) the unpaid balance owing on such Receivable, less the related Unearned Financing Charge,
                    (ii) naming NAFI as a loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage; each Receivable requires the Obligor to maintain physical loss and damage insurance, naming NAFI as an additional insured party;

                         (xvi) each such Receivable was acquired by NAFI from a
                    Dealer or Originator with which it ordinarily does business; such Dealer or Originator had full right to assign to NAFI such Receivable and the security interest in the related Financed Vehicle (and the Dealer that assigned any such Receivable to any such Originator had full right to assign to such Originator such Receivable and the security interest in the related Financed Vehicle) and the Dealer's or Originator's assignment thereof to NAFI is legal, valid and binding (and any such assignment by any Dealer to any Originator is legal, valid and binding) and the Master Trust had full right to assign to NAFI or Funding Trust II, as the case may be, such Receivable and the security interest in the related Financed Vehicle and NAFI or Funding Trust II, as the case may be, had full right to assign to National Financial such Receivable and the security interest in the related Financed Vehicle and NAFI's or Funding Trust II's assignment thereof to National Financial is legal, valid and binding;

                         (xvii) each such Receivable contains customary and
                    enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Financed Vehicle of the benefits of the security;

                         (xviii) scheduled payments under each such Receivable
                    are due monthly (or, in the case of the first payment, no later than the forty-fifth day after the date of the Receivable) in substantially equal amounts to maturity (other than with respect to those Receivables designated as balloon contracts on the related Receivable Schedule), and will be sufficient to fully amortize such Receivable at maturity, assuming that each scheduled payment is made on its Due Date; such scheduled payments are applicable only to payment of principal and interest on such Receivable and not to the payment of any insurance premiums (although the proceeds of the extension of credit on such Receivable may have been used to pay insurance premiums); the original term to maturity of such Receivable was not more than 60 months;

                         (xix) the collection practices used with respect to
                    each such Receivable have been in all material respects legal, proper, prudent and customary in the automobile installment sales contract or installment loan servicing business;

                         (xx) there is only one original of each such
                    Receivable, the Servicer is currently in possession of the Receivable Documents for such Receivable and there are no custodial agreements in effect adversely affecting the right of NAFI to make the deliveries required hereunder on the Closing Date or such Subsequent Transfer Date;

                         (xxi) as of the Cut-off Date or Subsequent Cut-off
                    Date, as applicable, no Obligor was the subject of a current bankruptcy proceeding;

                         (xxii) with respect to each Due Period, the aggregate
                    of the interest due on all the Receivables in such Due Period from scheduled payments is in excess of the sum of
                    (i) Servicing Fee due and any fees due to the Trust Collateral Agent and the Insurer, each in such Due Period and (ii) the amount of interest payable on the Notes with respect to such Due Period, in each case assuming that each scheduled payment is made on its Due Date;

                         (xxiii) the Receivables constitute "chattel paper"
                    within the meaning of the UCC as in effect in the applicable jurisdiction, and all filings (including without limitation, UCC filings) required to be made and all actions required to be taken or performed by any Person in any jurisdiction to give National Financial a first priority perfected lien on, or an ownership interest in the Receivables and the proceeds thereof and the remaining Trust Property have been made, taken or performed;

                         (xxiv) by the Closing Date and prior to each Subsequent
                    Transfer Date, as applicable, NAFI will have caused the portions of NAFI's servicing records relating to the Receivables to constitute part of the Trust Property and to be owned by the Trust in accordance with the terms of this Agreement;

                         (xxv) the computer tape or listing made available by
                    NAFI to the Trust Collateral Agent on the Closing Date and on each Subsequent Transfer Date was complete and accurate as of the applicable Cut-off Date, and includes a description of the same Receivables that are described in the applicable Receivable Schedule;

                         (xxvi) no Receivable was originated in, or is subject
                    to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such contract under this Agreement or the Transfer Agreement, as applicable, or pursuant to transfers of the Notes. National Financial has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables;

                         (xxvii) no selection procedures adverse to the
                    Noteholders or to the Insurer have been utilized in selecting such Receivable from all other similar Receivables originated by NAFI; and

                         (xxviii) as of the Initial Cut-off Date, the weighted
                    average annual percentage rate, as such term is used with respect to the Federal Truth-in Lending Act ("APR") of the Initial Receivables was approximately 19.38% and the weighted average remaining scheduled maturity on the Initial Receivables was approximately 50.31 months and the percentage of the aggregate outstanding balance of the Initial Receivables relating to the financing of used Financed Vehicles was 80.45%. The final scheduled payment date on the Initial Receivable with the latest maturity is June 29, 2002. Each Receivable is a Simple Interest or Actuarial Receivable.

                  In the event NAFI has breached any of the foregoing representations and warranties and National Financial has accepted a retransfer or is required to accept a retransfer of the affected Receivable pursuant to the Sale and Servicing Agreement, NAFI shall, upon demand, repurchase such Receivable from National Financial. In addition, with respect to any Receivable in respect of which the Title Document was being applied for on the Closing Date or the applicable Subsequent Transfer Date, as the case may be, if such Title Document has not been received by National Financial or its transferee within 180 days after the Closing Date or such Subsequent Transfer Date, as the case may be, and National Financial is required to accept a retransfer of such Receivable pursuant to the Sale and Servicing Agreement, NAFI shall, upon demand by National Financial, repurchase such Receivable. Any such repurchases by NAFI shall be at a repurchase price equal to the Purchase Amount determined in the manner provided in the Sale and Servicing Agreement. Such repurchase price shall be paid by NAFI at the direction of National Financial and upon receipt of such repurchase price, National Financial shall release, or cause to be released, to NAFI the related Receivable File and National Financial or its transferee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in NAFI or its designee any Receivable released pursuant thereof. Except as expressly provided in the next sentence, it is understood and agreed that the obligation of NAFI to purchase any Receivable as to which such a breach has occurred and is continuing as described above shall constitute the sole remedy respecting such breach available to National Financial. NAFI shall indemnify, defend and hold National Financial harmless from and against any and all losses, damages, claims, expenses and liabilities arising out of or relating to a breach by NAFI of its representations and warranties in clauses (vii) and (x) of this Section 4.1(b).

                  Notwithstanding Section 5.1, it is understood and agreed that the representations, warranties and covenants set forth in this Section 4.1 shall survive until the date upon which the Trust terminates pursuant to Section
11.1 of the Sale and Servicing Agreement.


                                    ARTICLE V

                                   DEFINITIONS

5.1 Term. This Agreement shall commence as of the Closing Date and shall continue in full force and effect until the close of business on October 30, 1997.

5.2. Notices. All notices, demands and requests that may be given or that are required to be given hereunder shall be sent by United States certified mail, postage prepaid, return receipt requested, to the parties at their respective addresses as follows:

                    IF TO NAFI:     National Auto Finance Company, Inc.
                                    One Park Place
                                    Suite 200
                                    Boca Raton, Florida  33487

                                    Attention: President
                                    Telecopy No.: (800) 787-6232
                                    Confirmation:  (800) 999-7535
        IF TO NATIONAL FINANCIAL    National Financial Auto Funding Trust
                                     One Park Place
                                     Suite 200
                                     Boca Raton, Florida  33487

                                     Attention:
                                     Telecopy No.:
                                     Confirmation:  (407) 997-2747
                    WITH A COPY TO   Chase Manhattan Bank Delaware
                                     1201 North Market Street
                                     Wilmington, Delaware  19801
                                     Attn:  Corporate Trust Administration
                                      Department

   IF TO THE TRUST COLLATERAL AGENT: Harris Trust and Savings Bank
                                     311 West Monroe Street, 12th Floor

                                     Chicago, Illinois  60606

                                        Attention:  Indenture Trust Division
                                        Telecopy No.: (312) 461-3525
                                        Confirmation: (312) 461-4662
                 IF TO THE INSURER:     Financial Security Assurance Inc.
                                        350 Park Avenue
                                        New York, New York 10022

                                        Attention:  Surveillance Department
                                        Re:  NAFI Auto Finance 1997-1 Trust,
                                             6.35% Automobile Receivables-Backed

                                             Notes
                                        Telecopier No.: (212) 339-3518
                                                        (212) 339-3529
                                        Confirmation:   (212) 836-0100

                  5.3. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  5.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  5.5. Amendment. This Agreement may be amended from time to time by NAFI and National Financial to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or therein, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trust Collateral Agent, adversely affect in any material respect the interests of the Noteholders and provided further that such action shall be consented to in writing by the Insurer (unless an Insurer default shall have occurred and be continuing).

                  5.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  5.7. Assignment. This Agreement may not be assigned by NAFI or National Financial except as contemplated by this Section and the Sale and Servicing Agreement; provided however, that simultaneously with the execution and delivery of this Agreement, National Financial shall assign all of its right, title and interest under Section 4.1 to the 1997-1 Trust to which NAFI hereby expressly consents. NAFI agrees to perform its obligations hereunder for the benefit of the Trust and further agrees that the Trust Collateral Agent or the Insurer may (but shall have no obligation to) enforce the provisions of Section 4.1 and exercise the rights of National Financial to enforce the obligations of NAFI under Section 4.1 on behalf of the Trust Collateral Agent and the Noteholders without the consent of National Financial.

                  5.8. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, and shall also be for the benefit of the Trust Collateral Agent (for the benefit of the Noteholders) and the Insurer, each of which shall be considered to be third-party beneficiaries and shall be entitled to rely on and directly enforce the provisions of this Agreement. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder. The Insurer may disclaim any of its rights and powers under this Agreement upon delivery of a written notice to the Trust Collateral Agent and NAFI.

                  5.9. No Petition: NAFI hereby agrees that it will not institute against National Financial, or join any other Person instituting against National Financial, any bankruptcy or insolvency proceeding under any applicable state or federal law so long as any Note issued pursuant to the Indenture remains outstanding or there shall have not elapsed one year plus one day since the date of the final payment on the Notes issued pursuant to the Indenture. The foregoing shall not limit the right of NAFI to file any claim in or otherwise take any action with respect to any bankruptcy or insolvency proceeding that was instituted against National Financial by any Person other than NAFI.

                  5.10. Limitation of Liability of National Financial Trustee:
Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Chase Manhattan Bank Delaware not in its individual capacity but solely as Trustee and in no event shall Chase Manhattan Bank Delaware, have any liability for the representations, warranties, covenants, agreements or other obligations of National Financial hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of National Financial.

                  IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Contribution Agreement as of the day and year first written above.


                              NATIONAL FINANCIAL AUTO FUNDING TRUST

                              By: Chase Manhattan Bank Delaware, not in its individual capacity but solely as Trustee of National Financial Auto Funding Trust,



                              By:      ____________________________________
                                       Name:
                                       Title:



                              NATIONAL AUTO FINANCE COMPANY, INC.



                              By:      ____________________________________
                                       Name:
                                       Title:

                                    EXHIBIT A
                                    ---------

                               FORM OF CONVEYANCE

         CONVEYANCE No. ___, dated as of _______________, 19__, by National Auto Finance Company, Inc., a Delaware corporation ("Originator"), to National Financial Auto Funding Trust, a Delaware business trust ("National Financial"), pursuant to the Purchase and Contribution Agreement referred to below.

                                   WITNESSETH:
                                   ----------

         WHEREAS, Originator and National Financial are parties to the Purchase and Contribution Agreement, dated as of July __, 1997 (as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Purchase Agreement"); and

         WHEREAS, pursuant to the Purchase Agreement, Originator wishes to sell, transfer, convey and assign Receivable Assets (as defined in the Purchase Agreement) to National Financial;

         NOW THEREFORE, Originator and National Financial hereby agree as follows:

                  1. Defined Terms. All capitalized terms used but not defined herein shall have meanings ascribed to them in the Purchase Agreement.

                  "Subsequent Transfer Date" shall mean, with respect to the Receivable Assets sold hereby, ____________________, 199[ ].

                  2. Transfer of Receivables. For value received, Originator hereby sells, transfers, assigns, sets-over and conveys to National Financial, without recourse except as set forth in the Purchase Agreement, and with the representations, warranties and covenants set forth in the Purchase Agreement, on and after the Subsequent Transfer Date, all right, title and interest of National Financial in, to and under all Subsequent Receivables listed in
Schedule 1 hereto and the Receivable Assets related thereto.

                  3. Delivery of Receivable Schedule. Originator does hereby deliver National Financial herewith a Receivable Schedule containing a true and complete list of each Subsequent Receivable being sold hereby as of the Subsequent Transfer Date. Such Receivable Schedule is marked as Schedule 1 to this Conveyance and is hereby incorporated in and made a part of this Conveyance and the Purchase Agreement.

                  4. Receivable Files. Originator does hereby deliver to National Financial or such other Person designated by National Financial the original motor vehicle retail installment sale contracts and Receivable Files for each Receivable identified in the Receivable Schedule.

                  5. Acceptance and Acknowledgment. National Financial hereby acknowledges its acceptance of all right, title and interest of Originator in, to and under the

Receivables and the other Receivable Assets sold hereby. Originator further acknowledges that, prior to or simultaneously with the execution and delivery of this Conveyance the conditions precedent to such sale set forth in Article III of the Purchase Agreement have been satisfied.

                  6. Certification; Representations and Warranties. Originator hereby certifies to National Financial that all applicable requirements of
Article III of the Purchase Agreement have been fully satisfied and that all representations and warranties of Originator set forth in Section 4.1(a) of the Purchase Agreement are true and correct on and as of the date hereof and all representations and warranties of Originator set forth in Section 4.1(b) of the Purchase Agreement are true and correct on and as of the date hereof with respect to the Subsequent Receivables sold hereby. The aggregate outstanding principal balance of the Subsequent Receivables sold hereby as of the applicable Cut-off Date is $__________________.

                  7. The Purchase Agreement. The Purchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms, and hereby is ratified and confirmed in all respects.

                  8. Counterparts. This Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                                   SCHEDULE 1
                                   ----------



                             SCHEDULE OF RECEIVABLES